EXHIBIT 99.5

ATWOOD OCEANICS, INC. AND SUBSIDIARIES FLEET STATUS REPORT
AS OF NOVEMBER 24, 2008

As used herein, “we”, “us”, and “our” refers to Atwood Oceanics, Inc. and its subsidiaries, except where the context indicates otherwise. Statements contained in this Fleet Status Report, including information regarding our estimated rig availability, contract duration, future dayrates, future daily operating costs, future effective tax rates, customer or contract status are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors including: our dependence on the oil and gas industry; the risks involved in upgrade, repair and construction of our rigs; competition; operating risks; risks involved in foreign operations; risks associated with possible disruptions in operations due to terrorism; risks associated with a possible disruption in operations due to the war with Iraq and governmental regulations and environmental matters. A list of additional risk factors can be found in our annual report on Form 10-K for the year ended September 30, 2007, filed with the Securities and Exchange Commission. All information in this Fleet Status Report is as of the date indicated above. We undertake no duty to update the content of this Fleet Status Report or any forward-looking statement contained herein to conform the statement to actual results or to reflect changes in our expectations.

CHANGES WILL BE HIGHLIGHTED IN YELLOW

RIG NAME	RATED WATER DEPTH	LOCATION	CUSTOMER	ESTIMATED CONTRACT END DATE	ESTIMATED CONTRACT DAYRATE	UNAUDITED AVERAGE PER DAY OPERATING COSTS (NOT INCLUDING TAX) FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2008/MONTH ENDED SEPTEMBER 30, 200 8 ONLY	ADDITIONAL COMMENTS
SEMISUBMERSIBLES:
ATWOOD EAGLE	5000’	Australia	WOODSIDE ENERGY LTD (“WOODSIDE”)	FIRM WORK – (2 years) June 2010	Approximately $405,000	$128,000/$128,000	A portion of the dayrate is subject to some change due to currency exchange rate variance.
		Australia	BHP BILLITON PETROLEUM	FIRM WORK – (One well deferred from previous drilling program which cannot be drilled before January 1, 2009 but must be drilled by the end of calendar year 2009.)	Approximately $170,000 for 35 days and $465,000 thereafter until completion.	N/A
		Australia	CHEVRON AUSTRALIA PTY. LTD. (“CHEVRON”)	FIRM WORK – (Until new semisubmersible arrives in Australia) February/March 2011	$430,000/$450,000	N/A	Subject to change due to cost escalation provisions in the contract.
		Australia	CHEVRON	OPTION WORK – Has option to continue to use rig for a mutually agreed term after the new semisubmersible arrives in Australia.	$405,000/$425,000	N/A	Subject to change due to cost escalation provisions in the contract.
ATWOOD HUNTER	5,000’	Eastern Mediterranean Sea	NOBLE ENERGY, INC. (“NOBLE”)	FIRM WORK - February/April 2009 (Estimated to take 80 to 160 days)	$511,000 plus approximately $15,800 of amortizing revenues per day	$76,000/$73,000	Subject to change due to cost escalation provisions in the contract.
		Mobilizing to Ghana	KOSMOS ENERGY GHANA HC (“KOSMOS”)	FIRM WORK - March/June 2009 (Estimated to take 55 days)	$460,000	N/A	Subject to change due to cost escalation provisions in the contract.
		Ghana	KOSMOS	FIRM WORK - December 2009/March 2010 (Estimated to take 270 days)	$538,000	N/A	Subject to change due to cost escalation provisions in the contract.
		Other West Africa Designated Areas	NOBLE/KOSMOS	FIRM WORK - October/November 2012	$538,000 to $545,000 while operating and $460,000 during all mobilization periods	N/A	Subject to change due to cost escalation provisions in the contract.
		TBD	N/A	N/A	N/A	N/A	The rig could incur ten (10) zero rate days in the fourth quarter of fiscal year 2009 for regulatory inspections.
ATWOOD FALCON	5,000’	Malaysia	SARAWAK SHELL BERHAD (“SHELL”)	FIRM WORK – August 2009	$160,000/ plus approximately $24,000 of amortized per day revenue	$71,000/$71,000	The rig could incur 2 to 4 zero rate days during the second quarter of fiscal year 2009 due to required regulatory inspections.
		South China Sea	OPERATOR IN SOUTH CHINA SEA	FIRM WORK – August 2011 (Two years from completion of current firm work which is expected to be August 2009)	$425,000		Subject to change due to cost escalation provisions in the contract.
ATWOOD SOUTHERN CROSS	2,000’	Mauritania	PETRONAS CARIGALI SDN BHD.	FIRM WORK – December 2008	$352,000	$95,000/$100,000	Additional contract opportunities following the completion of this one-well are currently being pursued.
CONVENTIONALLY MOORED SEMISUBMERSIBLE UNDER CONSTRUCTION	6,000’	Under construction in Singapore with Delivery Expected in early 2011 at which time the rig will be mobilized to Australia.	CHEVRON AUSTRALIA PTY. LTD.	FIRM WORK – Early 2014 if three-year commitment or early 2017 if six-year commitments. (Contract provides for a commitment of three years with option to extend to six years at time of delivery of rig)	$470,000 (if three-year commitment) $450,000 (if six-year commitment)	N/A	Subject to change due to cost escalation provisions in the contract.
CANTILEVER JACK-UPS:
ATWOOD BEACON	400’	India	GUJARAT STATE PETROLEUM CORPORATION LTD (“GSPC”)	FIRM WORK – Completion of well in progress at the end of January 2009 (Estimated June/July 2009	$133,500	$53,000/$53,000	The rig incurred 3 zero rate days during the first quarter of fiscal year 2009 for required regulatory inspections.
VICKSBURG	300’	Thailand	CHEVRON OVERSEAS PETROLEUM	FIRM WORK – June 2009	$154,000	$49,000/$53,000
		TBD	N/A	N/A	N/A	N/A	The rig could incur four (4) weeks of zero rate days during the third or fourth quarters of fiscal year 2009 for required maintenance and equipment upgrades.
ATWOOD AURORA	350’	Under Construction at Brownsville, Texas with Delivery Expected in December 2008 at which Time the Rig will be Mobilized to Egypt	RWE DEA NILE GmbH (“RWE”)	FIRM WORK – February 2011	$165,000/plus approximately $6,000 per day of amortized per day revenue	N/A	Subject to change due to cost escalation provisions in the contract.
		Egypt	RWE	OPTIONS – (1 Year)	TBD	N/A
SEMISUBMERSIBLE TENDER ASSIST UNIT:
SEAHAWK	1,800’	Equatorial Guinea	AMERADA HESS EQUATORIAL GUINEA, INC. (“HESS”)	FIRM WORK – August 2009	$80,000	$66,000/$61,000	Contract provides for dayrate increases based upon certain cost escalations as well as an approximately $15,000 per day reduction during periods when the rig is being relocated to a new drilling site.
		Equatorial Guinea	HESS	OPTIONS – (2 six-month options) September 2010 (if the two (2) six-month options are exercised)	$76,000	N/A	Dayrate subject to increase due to contract cost escalations.
		Equatorial Guinea	N/A	N/A	N/A	N/A	The rig could incur three (3) to five (5) zero rate days during fiscal year 2009 for required maintenance.
SUBMERSIBLE:
RICHMOND	70’	US Gulf of Mexico	CONTANGO OPERATIONS INC. (“CONTANGO”)	FIRM WORK – (One well) February 2009	$78,000	$41,000/$29,000
		US Gulf of Mexico	Newfield Exploration Company from assignment from CONTANGO
		US Gulf of Mexico	CONTANGO	FIRM WORK – (One well) April 2009	$85,000	N/A
		US Gulf of Mexico	CONTANGO	OPTION – June 2009	TBD	N/A

NOTE – EXPECTED TAX RATE

1)      Virtually all of the Company’s tax provision relates to taxes in foreign jurisdictions. Working in foreign jurisdictions with nontaxable or deemed profit tax systems contribute to the effective tax rate being significantly less than the United States statutory rate. We currently expect our effective tax rate for fiscal year 2009 to be around 15%.

2)	Other Drilling Costs in Addition to the Above Rig Costs –

AVERAGE PER DAY FOR THE THREE MONTHS ENDED SEPTEMBER 2009           $33,000

(The increase in other drilling costs is due to Foreign Exchange Loss.)